Exhibit 99.1

Media Relations:
Brian Ziel
831-439-5429
brian.ziel@seagate.com

Investor Relations:
Rod Cooper
831-439-2371
rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY PLC DECLARES QUARTERLY CASH DIVIDEND
AND PROVIDES UPDATE ON FISCAL THIRD QUARTER RESULTS

SCOTTS VALLEY, Calif. — April 7, 2011— Seagate Technology plc (“Seagate” or the “Company”) (NASDAQ:STX) today announced that its Board of Directors (the “Board”) has approved a quarterly cash dividend of $0.18 per share. The first dividend will be payable on June 1, 2011 to shareholders of record as of the close of business on May 2, 2011. This dividend represents a quarterly payout of approximately $75 million in aggregate, or $300 million on an annualized basis. The payment of any future quarterly dividends will be at the discretion of the Board and will be dependent upon Seagate’s financial position, results of operations, available cash, cash flow, capital requirements and other factors deemed relevant by the Board.

“The establishment of a quarterly dividend reflects the strength of our balance sheet and the exceptional cash generation ability of our business, as well as the confidence that the Board and the management team have in the Company’s ability to generate free cash flow on a sustained basis,” said Steve Luczo, Seagate chairman, president and CEO. “We are taking this action as a part of Seagate’s ongoing commitment to a balanced capital deployment strategy to maximize shareholder value. We will continue to evaluate a wide range of strategic uses for cash going forward.”

Seagate expects to maintain a prudent cash balance that will enable the company to respond quickly to changes in market dynamics, take advantage of unexpected opportunities and provide flexibility for future investments in growth.

Fiscal Third Quarter 2011 Preliminary Financial Results

For the fiscal third quarter which ended April 1, 2011, Seagate management expects to report revenue of approximately $2.7 billion, unit shipments of 49 million and gross margin as a percent of revenue near or slightly above the high-end of the original outlook range of 18-19%. Cash, cash equivalents and short-term investments at the end of the fiscal third quarter totaled approximately $2.5 billion. Inventory in the distribution channel of Seagate 3.5” SATA hard disk drives is below the targeted range of 4 – 6 weeks on hand.

The preliminary results for the fiscal third quarter do not include the impact of any potential new restructuring activities, future mergers, acquisitions, financing, dispositions or other business combinations the company may undertake.

About Seagate

Seagate is the worldwide leader in hard disk drives and storage solutions. Learn more at Seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used, the words “anticipates”, “believes”, “expects”, “may”, “should” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements included in this press release include statements regarding our ability to generate free cash flow on a sustained basis, our ability to declare future quarterly dividends, our ability to maintain a strong balance sheet and to respond quickly to changing market dynamics. These forward-looking statements are based on information available to Seagate as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the company’s control. In particular, global economic conditions may pose a risk to the company’s operating and financial performance. Such risks and uncertainties also include the impact of variable demand; dependence on Seagate’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; and the company’s ability to achieve projected cost savings. Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the company’s Annual Report on Form 10-K, Form 10-K/A and Quarterly Reports on Form 10-Q as filed with the U.S. Securities and Exchange Commission on August 20, 2010, October 6, 2010, November 3, 2010 and February 3, 2011, respectively, which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and Seagate undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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